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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 23, 1999, except for Note 5 and Note 18 for which the date is October 4, 1999 relating to the financial statements of Bitwise Designs, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement



       (SIGNATURE)

PricewaterhouseCoopers LLP






Albany, New York
November 19, 1999